                     SECURITIES AND EXCHANGE COMMISSION


                           Washington, D.C.  20549


                                  FORM 8-K


                               CURRENT REPORT



                   Pursuant to Section 13 or 15 (d) of the
                       Securities Exchange Act of 1934



     Date of Report (Date of earliest event reported)  December 1, 1995



                         GTE SOUTHWEST INCORPORATED

             (Exact name of registrant as specified in its charter)


  Delaware                       1-7077                     75-0573444

(State or other               (Commission                 (IRS Employer
jurisdiction of               File Number)              Identification No.)
 incorporation)

      600 Hidden Ridge, HQE04B12 - Irving, Texas               75038

      (Address of principal executive offices)               (Zip Code)


    Registrant's telephone number, including area code          214-718-5600


         (Former name or former address, if changed since last report)

                           GTE SOUTHWEST INCORPORATED

                                    FORM 8-K

                              ITEM OF INFORMATION


Item 5.    Other Event

On February 28, 1995, GTE Southwest Incorporated, a Delaware corporation (the Company) entered into an Agreement of Merger with Contel of Texas, Inc., a Texas corporation (Contel Texas) and Contel of the West, Inc., an Arizona corporation (Contel West). The agreement provides that the aforementioned companies (collectively, the Contel Subsidiaries) would merge with and into the Company, with the Company to be the surviving corporation in the merger (the Merger). Each of the Contel Subsidiaries is a wholly-owned subsidiary of Contel Corporation, which is itself a wholly-owned subsidiary of GTE Corporation. The Contel Subsidiaries provide communications services in the states of Texas and New Mexico.

The Merger, which is currently anticipated to occur on December 31, 1995, will be accounted for in a manner consistent with a transfer of entities under common control which is similar to a "pooling of interests." A copy of the Agreement of Merger is attached as Exhibit 2.1.

Included under Item 7 of this report are copies of the audited financial statements of Contel of Texas, Inc. and Contel of the West, Inc. for the years ended December 31, 1994 and 1993 and unaudited condensed interim financial statements as of September 30, 1995 and for the nine months ended September 30, 1995 and 1994. In addition, included are copies of the unaudited pro forma condensed consolidating balance sheet as of September 30, 1995, and the unaudited pro forma condensed consolidating statements of income for the nine months ended September 30, 1995 and 1994 and for the years ended December 31, 1994-1992.

Item 7. Financial Statements, Pro Forma Financial Information (Unaudited) and Exhibits

(a) Financial Statements                                                                                     Page
                                                                                                             ----
CONTEL OF TEXAS, INC.
Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      2
Balance Sheets as of December 31, 1994 and 1993 . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      3
Statements of Income and Reinvested Earnings for Each of the Two Years in
    the Period Ended December 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      5
Statements of Cash Flows for Each of the Two Years in the Period Ended December 31, 1994  . . . . . . . .      6
Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      7
Condensed Balance Sheet as of September 30, 1995 (Unaudited)  . . . . . . . . . . . . . . . . . . . . . .     18
Condensed Statements of Income for the Nine Months Ended September 30, 1995 and 1994 (Unaudited)  . . . .     20
Condensed Statements of Cash Flows for the Nine Months Ended September 30, 1995
    and 1994 (Unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     21
Notes to Condensed Financial Statements (Unaudited)   . . . . . . . . . . . . . . . . . . . . . . . . . .     22

CONTEL OF THE WEST, INC.
Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     23
Balance Sheets as of December 31, 1994 and 1993   . . . . . . . . . . . . . . . . . . . . . . . . . . . .     24
Statements of Income and Shareholder's Equity for Each of the Two Years in
    the Period Ended December 31, 1994    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     26
Statements of Cash Flows for Each of the Two Years in the Period Ended December 31, 1994  . . . . . . . .     27
Notes to Financial Statements   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     28
Condensed Balance Sheet as of September 30, 1995 (Unaudited)  . . . . . . . . . . . . . . . . . . . . . .     39
Condensed Statements of Income for the Nine Months Ended September 30, 1995 and 1994 (Unaudited)  . . . .     41
Condensed Statements of Cash Flows for the Nine Months Ended September 30, 1995
    and 1994 (Unaudited)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     42
Notes to Condensed Financial Statements (Unaudited)   . . . . . . . . . . . . . . . . . . . . . . . . . .     43

(b) Pro Forma Financial Information (Unaudited)

Pro Forma Condensed Consolidating Balance Sheet as of September 30, 1995  . . . . . . . . . . . . . . . .     45
Pro Forma Condensed Consolidating Statement of Income for the Nine Months Ended September 30, 1995  . . .     46
Pro Forma Condensed Consolidating Statement of Income for the Nine Months Ended September 30, 1994  . . .     47
Pro Forma Condensed Consolidating Statement of Income for the Year Ended December 31, 1994  . . . . . . .     48
Pro Forma Condensed Consolidating Statement of Income for the Year Ended December 31, 1993  . . . . . . .     49
Pro Forma Condensed Consolidating Statement of Income for the Year Ended December 31, 1992  . . . . . . .     50
Notes to Unaudited Pro Forma Condensed Consolidating Financial Statements . . . . . . . . . . . . . . . .     51

(c) Exhibits

  2.1 Agreement of Merger, dated February 28, 1995, between GTE Southwest Incorporated, Contel of Texas, Inc. and Contel of the West, Inc.
  3.1  Amendment to Restated Certificate of Incorporation and Amended By-Laws
 23.1  Consent of Arthur Andersen LLP

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of
Contel of Texas, Inc.:

We have audited the accompanying balance sheets of Contel of Texas, Inc. (a Texas corporation), d/b/a GTE Texas (the Company), as of December 31, 1994 and 1993, and the related statements of income, reinvested earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contel of Texas, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, effective January 1, 1993, the Company changed its method of accounting for postretirement benefits other than pensions.



                                                             ARTHUR ANDERSEN LLP


Dallas, Texas,
January 25, 1995.

                             CONTEL OF TEXAS, INC.

                                 BALANCE SHEETS

                                     ASSETS


                                                      December 31,             December 31,
                                                         1994                     1993
                                                    ---------------          ---------------
                                                             (Thousands of Dollars)
Current assets:
  Cash                                              $           177          $         2,417
  Accounts receivable:
   Customers (including unbilled revenues)                   29,355                   37,032
   Affiliated companies                                       1,152                      468
   Other                                                      4,677                   13,230
   Allowance for uncollectible accounts                      (2,304)                    (885)
  Deferred income tax benefits                                2,020                    3,132
  Materials and supplies, prepayments and other               4,218                      312
                                                    ---------------          ---------------
   Total current assets                                      39,295                   55,706
                                                    ---------------          ---------------

Property, plant and equipment:
  Original cost                                             572,159                  546,747
  Accumulated depreciation                                 (278,397)                (253,515)
                                                    ---------------          ---------------
   Net property, plant and equipment                        293,762                  293,232
                                                    ---------------          ---------------


Other assets                                                  1,946                    5,944
                                                    ---------------          ---------------

  Total assets                                      $       335,003          $       354,882
                                                    ===============          ===============


See Notes to Financial Statements.

                             CONTEL OF TEXAS, INC.

                                 BALANCE SHEETS

                      LIABILITIES AND SHAREHOLDER'S EQUITY


                                                      December 31,             December 31,
                                                          1994                     1993
                                                    ---------------          ---------------
                                                             (Thousands of Dollars)
Current liabilities:
  Notes payable to affiliates                       $        28,241          $        31,894
  Current maturities of long-term debt                        2,993                    2,970
  Accounts payable                                            8,192                    7,645
  Due to affiliated companies                                 6,920                    9,103
  Advance billings and customer deposits                      2,306                    2,437
  Accrued dividends                                              --                   11,000
  Accrued taxes                                               4,189                    5,100
  Accrued interest                                            2,182                    2,123
  Accrued payroll and vacations                               1,970                    1,804
  Accrued restructuring costs and other                      16,652                   10,115
                                                    ---------------          ---------------
   Total current liabilities                                 73,645                   84,191
                                                    ---------------          ---------------

Long-term debt                                               71,780                   74,770
                                                    ---------------          ---------------

Deferred credits:
  Deferred income taxes                                      35,437                   34,969
  Restructuring costs and other                              29,244                   30,181
                                                    ---------------          ---------------
   Total deferred credits                                    64,681                   65,150
                                                    ---------------          ---------------

Shareholder's equity:
  Common stock (796,412 shares outstanding)                   7,964                    7,964
  Other capital                                              40,276                   40,276
  Reinvested earnings                                        76,657                   82,531
                                                    ---------------          ---------------
   Total shareholder's equity                               124,897                  130,771
                                                    ---------------          ---------------

  Total liabilities and shareholder's equity        $       335,003          $       354,882
                                                    ===============          ===============



See Notes to Financial Statements.

                             CONTEL OF TEXAS, INC.

                              STATEMENTS OF INCOME

                                                                    Years Ended
                                                                    December 31,
                                                     -----------------------------------------
                                                           1994                      1993
                                                     ---------------           ---------------
                                                               (Thousands of Dollars)
Operating revenues:
   Local network services                            $        33,247           $        30,614
   Network access services                                    88,057                    84,933
   Long distance services                                     37,967                    55,042
   Equipment sales and services and other                      2,570                     9,462
                                                     ---------------           ---------------
                                                             161,841                   180,051
                                                     ---------------           ---------------
Operating expenses:
   Cost of sales and services                                 59,641                    56,644
   Depreciation and amortization                              34,692                    35,820
   Selling, general and administrative                        32,292                    30,147
   Restructuring costs                                            --                    22,600
                                                     ---------------           ---------------
                                                             126,625                   145,211
                                                     ---------------           ---------------
   Net operating income                                       35,216                    34,840

Interest expense - net                                         8,349                     7,955
                                                     ---------------           ---------------

   Income before income taxes                                 26,867                    26,885

Income taxes                                                   7,812                     6,763
                                                     ---------------           ---------------
   Net income                                        $        19,055           $        20,122
                                                     ===============           ===============



                       STATEMENTS OF REINVESTED EARNINGS

                                                                    Years Ended
                                                                    December 31,
                                                     -----------------------------------------
                                                           1994                      1993
                                                     ---------------           ---------------
                                                               (Thousands of Dollars)
Balance at beginning of year                         $        82,531           $       102,809
Add -
   Net income                                                 19,055                    20,122
Deduct -
   Cash dividends declared on common stock                    24,929                    40,400
                                                     ---------------           ---------------

Balance at end of year                               $        76,657           $        82,531
                                                     ===============           ===============

See Notes to Financial Statements.

                             CONTEL OF TEXAS, INC.

                            STATEMENTS OF CASH FLOWS


                                                                         Years Ended
                                                                         December 31,
                                                          -----------------------------------------
                                                                1994                      1993
                                                          ---------------           ---------------
                                                                    (Thousands of Dollars)
Cash flows from operating activities:
   Net income                                             $        19,055           $        20,122
   Adjustments to reconcile net income to
   net cash from operating activities:
       Depreciation and amortization                               34,692                    35,820
       Restructuring costs                                             --                    22,600
       Deferred income taxes and investment tax credits             1,714                   (12,233)
       Provision for uncollectible accounts                         8,043                     1,196
       Changes in current assets and current liabilities            8,611                   (29,728)
       Other - net                                                  3,251                     6,745
                                                          ---------------           ---------------
       Net cash from operating activities                          75,366                    44,522
                                                          ---------------           ---------------

Cash flows used in investing activities:
   Capital expenditures                                           (35,644)                  (27,902)
   Other - net                                                        587                       164
                                                          ---------------           ---------------
       Net cash used in investing activities                      (35,057)                  (27,738)
                                                          ---------------           ---------------

Cash flows used in financing activities:
   Increase (decrease) in notes payable to affiliates              (3,653)                   27,215
   Long-term debt retired                                          (2,967)                   (7,736)
   Dividends paid to shareholder                                  (35,929)                  (33,900)
                                                          ---------------           ---------------
       Net cash used in financing activities                      (42,549)                  (14,421)
                                                          ---------------           ---------------

Increase (decrease) in cash                                        (2,240)                    2,363

Cash:
       Beginning of year                                            2,417                        54
                                                          ---------------           ---------------

       End of year                                        $           177           $         2,417
                                                          ===============           ===============


See Notes to Financial Statements.

                             CONTEL OF TEXAS, INC.

                         NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF ACCOUNTING POLICIES

Contel of Texas, Inc., d/b/a GTE Texas (the Company), is a wholly-owned subsidiary of Contel Corporation (the Parent Company). The Parent Company is a wholly-owned subsidiary of GTE Corporation (GTE).

TRANSACTIONS WITH AFFILIATES - PURCHASES

Certain affiliated companies supply construction and maintenance materials, supplies and equipment to the Company. These purchases amounted to $8.3 million and $8.4 million for the years 1994 and 1993, respectively. Such purchases are recorded in the accounts of the Company at cost, including a normal return realized by the affiliates.

The Company is also billed for data processing services and equipment rentals, and receives management, consulting, research and development and pension management services from other affiliated companies. These charges amounted to $7.8 million for each of the years 1994 and 1993. The amounts charged for these affiliated transactions are based on a proportional cost allocation method.

TELEPHONE PLANT

Maintenance and repairs are charged to income as incurred. Additions to, replacements and renewals of property are charged to telephone plant accounts. Property retirements are charged in total to the accumulated depreciation account. No adjustment to depreciation is made at the time properties are retired or otherwise disposed of, except in the case of significant sales of property where profit or loss is recognized.

The Company provides for depreciation on telephone plant on a straight-line basis over asset lives approved by regulators. Depreciation is based upon rates prescribed by the Federal Communications Commission (FCC) and the Public Utility Commission of Texas (PUCT). The provisions for depreciation and amortization were equivalent to composite annual rates of 6.3% and 6.8% for 1994 and 1993, respectively.

Plant acquisition adjustments represent the cost of telephone plant acquired in excess of the original cost of such plant when first devoted to public use. These costs are being amortized over the life of the asset in accordance with regulatory commission procedures. The amount of amortization was $205,000 for 1994 and 1993, respectively.

REGULATORY ACCOUNTING

The Company follows the accounting prescribed by the Uniform System of Accounts of the FCC and the TPUC and Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation". This accounting recognizes the economic effects of rate regulation by recording costs and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. Accordingly, SFAS No. 71 requires companies to depreciate plant and equipment over lives approved by regulators. It also requires deferral of certain costs and obligations based upon approvals received from regulators to permit recovery of such amounts in future years. The Company annually reviews the continued applicability of SFAS No. 71 based upon the current regulatory and competitive environment.

REVENUE RECOGNITION

Revenues are recognized when earned. This is generally based on usage of the Company's local exchange networks or facilities. For other products and services, revenue is recognized when products are delivered or services are rendered to customers.

MATERIALS AND SUPPLIES

Materials and supplies are stated at the lower of cost (average cost) or market value.

EMPLOYEE BENEFIT PLANS

Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions." The new standard requires that the expected costs of postretirement benefits be charged to expense during the years that the employees render service. The Company elected to adopt this new accounting standard on the delayed recognition method and commencing January 1, 1993, began amortizing the estimated unrecorded accumulated postretirement benefit obligation over twenty years.

The Company also adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits" effective January 1, 1993. SFAS No. 112 requires employers to accrue the future cost of benefits provided to former or inactive employees and their dependents after employment but before retirement. Previously, the cost of these benefits was charged to expense as paid. The impact of this change in accounting on the Company's results of operations was immaterial.

INCOME TAXES

Income tax expense is based on reported earnings before income taxes. Deferred income taxes are established for all temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and for tax purposes.

Investment tax credits were repealed by the Tax Reform Act of 1986 (the Act). Those credits claimed prior to the Act were deferred and are being amortized over the lives of the properties giving rise to the credits.

FINANCIAL INSTRUMENTS

The fair values of financial instruments other than long-term debt, closely approximate their carrying values. The estimated fair value of long-term debt at December 31, 1994 and 1993, based on either reference to quoted market prices or an option pricing model, exceeded the carrying value by approximately $1.2 million and $12.1 million, respectively.

COMPUTER SOFTWARE

The cost of computer software for internal use, except initial operating system software, is charged to expense as incurred. Initial operating system software is capitalized and amortized over the life of the related hardware.

PRIOR YEAR'S FINANCIAL STATEMENTS

Reclassifications of prior year data have been made in the financial statements to conform to the 1994 presentation.

2. RESTRUCTURING COSTS

Results for 1993 include a one-time pretax restructuring charge of $22.6 million related to the Company's re-engineering plan over the next three years. The re-engineering plan will redesign and streamline processes to improve customer-responsiveness and product quality, reduce the time necessary to introduce new products and services and further reduce costs. The re-engineering plan includes $9.3 million to upgrade or replace existing customer service and administrative systems and enhance network software, $10.5 million for employee separation benefits associated with workforce reductions and $2.8 million primarily for the consolidation of facilities and operations and other related costs.

Implementation of the re-engineering plan began during 1994 and is expected to be completed by the end of 1996. During 1994, expenditures of $4.0 million were made in connection with the implementation of the re-engineering plan. These expenditures were primarily associated with the consolidation of customer contact, network operations and operator service centers, separation benefits from employee reductions and incremental expenditures to redesign and streamline processes. The level of re-engineering activities and related expenditures are expected to accelerate in 1995.

3. COMMON STOCK

The authorized common stock of the Company consists of 5,002,500 shares with a par value of $10 per share. All outstanding shares of common stock are held by the Parent Company.

There were no shares of common stock held by or for the account of the Company and no shares were reserved for officers and employees, or for options, warrants, conversions or other rights.

At December 31, 1994, $55.9 million of reinvested earnings was restricted as to the payment of cash dividends on common stock under the most restrictive terms of the Company's indentures.

4.  LONG-TERM DEBT

Long-term debt outstanding, exclusive of current maturities, is as follows:

                                                                     December 31
                                                          -------------------------------------
                                                               1994                 1993
                                                          ---------------       ---------------
                                                                  (Thousands of Dollars)
    RURAL UTILITIES SERVICE
       2.0%, through 2018                                 $         2,558       $         3,155
    RURAL TELEPHONE BANK
       6.5%, due 2014                                               4,830                 4,961
    FEDERAL FINANCING BANK
       9.366%, due 2015                                             1,328                 1,386
    FIRST MORTGAGE BONDS
       8.5% to 9.74%, through 2015                                 63,064                65,268
                                                          ---------------       ---------------

    Total long-term debt                                  $        71,780       $        74,770
                                                          ===============       ===============

The aggregate principal amount of bonds and debentures that may be issued is subject to the restrictions and provisions of the Company's indentures.

None of the securities shown above were held in sinking or other special funds of the Company or pledged by the Company.

Maturities, installments and sinking fund requirements for the five-year period from January 1, 1995 are summarized below (in thousands of dollars):

                    1995                              $ 2,993
                    1996                                2,886
                    1997                                2,800
                    1998                                2,790
                    1999                                5,092

Substantially all of the Company's telephone plant is subject to the liens of the indentures under which the bonds listed above were issued.

5.  NOTES PAYABLE TO AFFILIATES

The Company finances part of its construction program through the use of interim short-term notes payable to affiliates, which are generally refinanced at a later date by the issuance of long-term debt or equity. During 1994 and 1993, the Company supplemented its internal generation of cash with funds borrowed from GTE. These arrangements require payment of interest based on GTE's daily intercompany interest rate (which is based primarily on the costs associated with the issuance of commercial paper). In addition, a $2.8 billion line is available to the Company through shared lines of credit with GTE and other affiliates.

6.  INCOME TAXES

The provision for Federal income taxes is as follows:

                                                               1994                 1993
                                                          ---------------       ---------------
                                                                  (Thousands of Dollars)
    Current                                               $         6,098       $        18,996

    Deferred                                                        3,306               (10,499)

    Amortization of deferred
       investment tax credits                                      (1,592)               (1,734)
                                                          ---------------       ---------------

       Total                                              $         7,812       $         6,763
                                                          ===============       ===============

A reconciliation between the statutory Federal income tax rate and the effective income tax rate is as follows:

                                                                  1994                 1993
                                                             ---------------      ---------------
STATUTORY FEDERAL INCOME TAX RATE                                       35.0%                35.0%
    Amortization of deferred investment tax credits                     (5.9)                (6.5)
    Depreciation of telephone plant construction
       costs previously deducted for tax purposes - net                  0.1                  0.6
    Rate differentials on the turnaround of
       deferred tax balances                                            (0.4)                (1.2)
    Change in tax reserve                                                0.3                 (2.8)
    Other                                                                 --                  0.1
                                                             ---------------      ---------------

EFFECTIVE INCOME TAX RATE                                               29.1%                25.2%
                                                             ===============      ===============

As a result of implementing SFAS No. 109, the Company recorded additional deferred income tax liabilities primarily related to temporary differences which had not previously been recognized in accordance with established rate-making practices. Since the manner in which income taxes are treated for rate-making has not changed, pursuant to SFAS No. 71, a corresponding regulatory asset was also established. In addition, deferred income taxes were adjusted and a regulatory liability established to give effect to the current statutory Federal income tax rate and for unamortized investment tax credits. The net unamortized regulatory liability balances at December 31, 1994 and 1993 amounted to $4.8 million and $4.6 million, respectively, and are reflected as other deferred credits in the accompanying Balance Sheets. These amounts are being amortized over the lives of the related depreciable assets concurrent with recovery in rates and in conformance with the provisions of the Internal Revenue Code. The assets and liabilities established in accordance with SFAS No. 71 have been increased for the tax effect of future revenue requirements.

The tax effects of all temporary differences that give rise to the deferred tax liability and deferred tax asset at December 31 are as follows:

                                                               1994                 1993
                                                          ---------------       ---------------
                                                                  (Thousands of Dollars)
    Depreciation and amortization                         $        38,713       $        37,236
    Employee benefit obligations                                      290                (3,332)
    Pension costs                                                  (1,314)                 (545)
    Restructuring costs                                            (8,433)               (8,678)
    Investment tax credits                                          5,406                 6,998
    Other - net                                                    (1,245)                  158
                                                          ---------------       ---------------
       Total                                              $        33,417       $        31,837
                                                          ===============       ===============

7.  EMPLOYEE BENEFIT PLANS

RETIREMENT PLANS

The Company has trusteed, noncontributory, defined benefit pension plans covering substantially all employees. The benefits to be paid under these plans are generally based on years of credited service and average final earnings. The Company's funding policy, subject to the minimum funding requirements of U. S. employee benefit and tax laws, is to contribute such amounts as are determined on an actuarial basis to provide the plans with assets sufficient to meet the benefit obligations of the plans. The assets of the plans consist primarily of corporate equities, government securities and corporate debt securities.

The components of the net pension credit for 1994-1993 were as follows (in thousands of dollars):

                                                               1994                 1993
                                                          ---------------       ---------------
    Benefits earned during the year                       $           763       $           923
    Interest cost on projected benefit obligations                  1,990                 2,440
    Return on plan assets:
       Actual                                                          95                (7,090)
       Deferred                                                    (3,567)                3,249
    Other - net                                                      (596)                 (944)
                                                          ---------------       ---------------
       Net pension credit                                 $        (1,315)      $        (1,422)
                                                          ===============       ===============

The expected long-term rate of return on plan assets was 8.50% for 1994 and 8.25% for 1993.

The funded status of the plans and the accrued pension costs at December 31, 1994 and 1993 were as follows (in thousands of dollars):

                                                                1994                 1993
                                                          ---------------       ---------------
    Plan assets at fair value                             $        41,450       $        49,538
    Projected benefit obligations                                 (24,932)              (31,067)
                                                          ---------------       ---------------
    Excess of assets over projected benefit
        obligations                                                16,518                18,471
    Unrecognized net transition asset                              (2,437)               (2,794)
    Unrecognized net gain                                         (14,553)              (17,274)
                                                          ---------------       ---------------
       Accrued pension costs                              $          (472)      $        (1,597)
                                                          ===============       ===============


The projected benefit obligations at December 31, 1994 and 1993 include accumulated benefit obligations of $20.6 million and $25.3 million and vested benefit obligations of $18.8 million and $23.3 million, respectively.

Assumptions used to develop the projected benefit obligations at December 31, 1994 and 1993 were as follows:

                                                               1994                 1993
                                                          ---------------       ---------------
    Discount rate                                               8.25%                 7.50%
    Rate of compensation increase                               5.50%                 5.25%

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

As described in Note 1, effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

Substantially all of the Company's employees are covered under postretirement health care and life insurance benefit plans. The health care benefits paid under the plans are generally based on comprehensive hospital, medical and surgical benefit provisions. The Company funds amounts for postretirement benefits as deemed appropriate from time to time.

The postretirement benefit cost for 1994 and 1993 included the following components (in thousands of dollars):

                                                               1994                 1993
                                                          ---------------       ---------------
    Benefits earned during the year                       $           212       $           483
    Interest cost on accumulated post-
       retirement benefit obligations                               2,145                 2,377
    Amortization of transition obligation                           1,069                 1,279
    Other-net                                                          --                    --
                                                          ---------------       ---------------
       Postretirement benefit cost                        $         3,426       $         4,139
                                                          ===============       ===============

The following table sets forth the plans' funded status and the accrued obligations as of December 31, 1994 and 1993 (in thousands of dollars):

                                                               1994                 1993
                                                          ---------------       ---------------
Accumulated postretirement benefit
    obligations attributable to:
       Retirees                                           $        23,473       $        24,276
       Fully eligible active plan participants                        720                   790
       Other active plan participants                               4,013                 3,286
                                                          ---------------       ---------------
Total accumulated postretirement benefit obligations               28,206                28,352
Fair value of plan assets                                              --                    --
                                                          ---------------       ---------------
Excess of accumulated obligations
    over plan assets                                               28,206                28,352
Unrecognized transition obligation                                (18,782)              (18,127)
Unrecognized net loss                                                (526)               (3,041)
                                                          ---------------       ---------------
Accrued postretirement benefit
    obligations                                           $         8,898       $         7,184
                                                          ===============       ===============


The assumed discount rates used to measure the accumulated postretirement benefit obligations were 8.25% at December 31, 1994 and 7.5% at December 31, 1993. The assumed health care cost trend rates in 1994 and 1993 were 12.0% and 13.0% for pre-65 participants and 9.0% and 9.5% for post-65 retirees, each rate declining on a graduated basis to an ultimate rate in the year 2004 of 6.0%. A one percentage point increase in the assumed health care cost trend rate for each future year would have increased 1994 costs by $147,000 and the accumulated postretirement benefit obligations at December 31, 1994 by $1.9 million.

During 1993, the Company made certain changes to its postretirement health care and life insurance benefits for non-union employees retiring on or after January 1, 1995. These changes, among others, include newly established limits to the Company's annual contribution to postretirement medical costs and a revised cost sharing schedule based on a retiree's years of service. The net effect of these changes reduced the accumulated postretirement benefit obligations at December 31, 1993 by $8.2 million.

SAVINGS PLANS

The Company sponsors employee savings plans under section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time employees. Under the plans, the Company provides matching contributions in GTE common stock based on qualified employee contributions. Matching contributions charged to income were $130,000 and $214,000 in 1994 and 1993, respectively.

8.  LEASE COMMITMENTS

The Company has noncancelable leases covering certain buildings, office space and equipment that contain varying renewal options for terms up to 42 years. Rental expense was $1.2 million and $4.3 million in 1994 and 1993, respectively. Minimum rental commitments under noncancelable leases through 1999 do not exceed $11,000 annually.


9.  PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment, which is stated at cost, is summarized as follows at December 31:

                                                              1994                 1993
                                                         ---------------      ---------------
                                                                (Thousands of Dollars)
    Land and buildings                                   $        23,379      $        23,164
    Plant in service                                             537,204              510,215
    Plant under construction                                       1,441                2,394
    Other                                                         10,135               10,974
                                                         ---------------      ---------------
       Total telephone plant                                     572,159              546,747

    Accumulated depreciation                                    (278,397)            (253,515)
                                                         ---------------      ---------------

       Net telephone plant                               $       293,762      $       293,232
                                                         ===============      ===============

10.  REGULATORY MATTERS

The Company is subject to regulation by the FCC for interstate business and the TPUC for intrastate operations.

INTERSTATE SERVICES

For the provision of interstate services, the Company operates under the terms of the FCC's price cap incentive plan. The "price cap" mechanism serves to limit the rates a carrier may charge, rather than just regulating the rate of return which may be achieved. Under this approach, the maximum price that the Local Exchange Carrier (LEC) may charge is increased or decreased each year by a price index based upon inflation less a predetermined productivity target. LECs may within certain ranges price individual services above or below the overall cap.

As a safeguard under its new price cap regulatory plan, the FCC has also adopted a productivity sharing feature. Because of this feature, under the minimum productivity-gain option, the Company must share equally with its ratepayers any realized interstate returns above 12.25% up to 16.25%, and all returns higher than 16.25%, by temporarily lowering prospective prices.

INTRASTATE SERVICES

The Company provides long distance services within designated geographic areas called Local Access and Transport Areas (LATAs) in conformity with state commission orders, or as a provider of long distance services directly to the customers in their exchanges.

On September 1, 1993, access rates were reduced by $6.1 million as part of the two year transition ordered in TPUC's April 1, 1992 access charge rule.

LOCAL SERVICE RATE MATTERS

On May 29, 1993, rates were reduced by $2.3 million as the last of two rate reductions included in a unanimous stipulation which settled a 1991 show cause proceeding.

On December 4, 1994, the Office of Public Utility Counsel (OPC) filed a petition to initiate a show cause proceeding. TPUC issued an order dated March 22, 1995 which requires Contel of Texas, Inc. to submit a rate filing package no later than August 31, 1995.

SIGNIFICANT CUSTOMER

Revenues received from AT&T Corp. include amounts for access, billing and collection and interexchange leased facilities during the years 1994 and 1993 under various arrangements and amounted to $24.0 million and $24.3 million, respectively.

11.  SUPPLEMENTAL CASH FLOW DISCLOSURES

Set forth below is information with respect to changes in current assets and current liabilities, and cash paid for interest and income taxes:

                                                              1994                  1993
                                                         ---------------      ---------------
                                                                 (Thousands of Dollars)
(INCREASE) DECREASE IN CURRENT ASSETS:
    Accounts receivable - net                            $         8,922      $       (28,551)
    Materials and supplies,
       prepayments and other                                      (3,906)                 820


INCREASE (DECREASE) IN CURRENT LIABILITIES:
    Accounts payable                                                 547                5,364
    Due to affiliated companies                                   (2,183)                 134
    Advanced billings and customer deposits                         (131)                 169
    Accrued liabilities                                             (686)              (7,176)
    Other                                                          6,048                 (488)
                                                         ---------------      ---------------
       Total                                             $         8,611      $       (29,728)
                                                         ===============      ===============


CASH PAID DURING THE YEAR FOR:
    Interest                                             $         8,510      $         8,075
    Income taxes                                                  10,250               23,070

                             CONTEL OF TEXAS, INC.

                      CONDENSED BALANCE SHEET (UNAUDITED)

                                     ASSETS


                                                                              September 30,
                                                                                   1995
                                                                             ---------------
                                                                         (Thousands of Dollars)
Current assets:
  Cash                                                                       $           486
  Receivables, less allowance of $3,628                                               24,715
  Deferred income tax benefits                                                         1,216
  Prepayments and other                                                                1,862
                                                                             ---------------
   Total current assets                                                               28,279
                                                                             ---------------

Property, plant and equipment:
  Original cost                                                                      586,135
  Accumulated depreciation                                                          (299,893)
                                                                             ---------------
   Net property, plant and equipment                                                 286,242
                                                                             ---------------


Other assets                                                                             552
                                                                             ---------------

  Total assets                                                               $       315,073
                                                                             ===============


See Notes to Condensed Financial Statements.

                             CONTEL OF TEXAS, INC.

                      CONDENSED BALANCE SHEET (UNAUDITED)

                      LIABILITIES AND SHAREHOLDER'S EQUITY


                                                                         September 30,
                                                                              1995
                                                                        ---------------
                                                                     (Thousands of Dollars)
Current liabilities:
  Notes payable to affiliates                                           $        18,878
  Current maturities of long-term debt                                            2,204
  Accounts payable                                                               13,270
  Accrued taxes                                                                   5,139
  Accrued interest                                                                1,053
  Accrued payroll and vacations                                                   1,797
  Accrued restructuring costs and other                                          15,490
                                                                        ---------------
   Total current liabilities                                                     57,831
                                                                        ---------------

Long-term debt                                                                   60,860
                                                                        ---------------

Deferred credits:
  Deferred income taxes                                                          34,704
  Restructuring costs and other                                                  25,295
                                                                        ---------------
   Total deferred credits                                                        59,999
                                                                        ---------------

Shareholder's equity:
  Common stock                                                                    7,964
  Other capital                                                                  40,276
  Reinvested earnings                                                            88,143
                                                                        ---------------
   Total shareholder's equity                                                   136,383
                                                                        ---------------

  Total liabilities and shareholder's equity                            $       315,073
                                                                        ===============


See Notes to Condensed Financial Statements.

                             CONTEL OF TEXAS, INC.

                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)


                                                                 Nine Months Ended
                                                                   September 30,
                                                     -----------------------------------------
                                                           1995                      1994
                                                     ---------------           ---------------
                                                               (Thousands of Dollars)
Operating revenues:
   Local network services                            $        26,725           $        24,711
   Network access services                                    57,338                    66,666
   Long distance services                                     29,027                    34,786
   Equipment sales and services and other                      3,375                     3,873
                                                     ---------------           ---------------

                                                             116,465                   130,036
                                                     ---------------           ---------------
Operating expenses:
   Cost of sales and services                                 33,725                    42,480
   Depreciation and amortization                              28,656                    25,111
   Selling, general and administrative                        20,436                    25,781
                                                     ---------------           ---------------

                                                              82,817                    93,372
                                                     ---------------           ---------------

   Net operating income                                       33,648                    36,664

Interest expense - net                                         6,141                     6,146
                                                     ---------------           ---------------

   Income before income taxes                                 27,507                    30,518

Income taxes                                                  12,021                    10,309
                                                     ---------------           ---------------

   Net income                                        $        15,486           $        20,209
                                                     ===============           ===============


Per share data is omitted since the Company's common stock is 100% owned by Contel Corporation (a wholly-owned subsidiary of GTE Corporation, GTE).

See Notes to Condensed Financial Statements.

                             CONTEL OF TEXAS, INC.

                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                       Nine Months Ended
                                                                         September 30,
                                                          -----------------------------------------
                                                                1995                      1994
                                                          ---------------           ---------------
                                                                    (Thousands of Dollars)
Cash flows from operating activities:
   Net income                                             $        15,486           $        20,209
   Adjustments to reconcile net income to
   net cash from operating activities:
       Depreciation and amortization                               28,656                    25,111
       Deferred income taxes                                         (264)                    3,791
       Provision for uncollectible accounts                         4,726                     4,197
       Changes in current assets and current liabilities           (3,567)                    2,189
       Other - net                                                  3,950                    (7,723)
                                                          ---------------           ---------------
       Net cash from operating activities                          48,987                    47,774
                                                          ---------------           ---------------

Cash flows used in investing activities:
   Capital expenditures                                           (23,607)                  (21,967)
                                                          ---------------           ---------------
       Cash used in investing activities                          (23,607)                  (21,967)
                                                          ---------------           ---------------

Cash flows used in financing activities:
   Increase (decrease) in notes payable to affiliates              (9,363)                    1,982
   Long-term debt retired                                         (11,708)                   (2,452)
   Dividends paid to shareholder                                   (4,000)                  (27,580)
                                                          ---------------           ---------------
       Net cash used in financing activities                      (25,071)                  (28,050)
                                                          ---------------           ---------------

Increase (decrease) in cash                                           309                    (2,243)

Cash:
       Beginning of period                                            177                     2,417
                                                          ---------------           ---------------

       End of period                                      $           486           $           174
                                                          ===============           ===============

See Notes to Condensed Financial Statements.

                             CONTEL OF TEXAS, INC.

              NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


1. The unaudited condensed financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, in the opinion of management of the Company, the condensed financial statements include all adjustments, which consist only of normal recurring accruals, necessary to present fairly the financial information for such periods. These condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's 1994 Financial Statements included in this Form 8-K filing.

2. All federal and state regulatory approvals have been obtained for the merger of the Company into GTE Southwest Incorporated which is currently anticipated to be effective on December 31, 1995. The merger of the Company into GTE Southwest Incorporated will simplify the corporate structure and will provide greater efficiency of operations through consolidation of record keeping and control of expenses. The new Company will have enhanced market presence both in the providing of competitive telecommunications services and the procurement of capital.

3. Reclassifications of prior year data have been made in the condensed financial statements where appropriate to conform to the 1995 presentation.

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS




To the Board of Directors of
Contel of the West, Inc.:

We have audited the accompanying balance sheets of Contel of the West, Inc.
(an Arizona corporation), d/b/a GTE West (the Company), as of December 31, 1994 and 1993, and the related statements of income, shareholder's equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Contel of the West, Inc. as of December 31, 1994 and 1993, and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.

As discussed in Note 1 to the financial statements, effective January 1, 1993, the Company changed its method of accounting for postretirement benefits other than pensions.





                                                             ARTHUR ANDERSEN LLP


Dallas, Texas,
January 25, 1995.

                            CONTEL OF THE WEST, INC.

                                 BALANCE SHEETS

                                     ASSETS


                                                      December 31,             December 31,
                                                          1994                     1993
                                                    ---------------          ---------------
                                                             (Thousands of Dollars)
Current assets:
  Cash                                              $           952         $          1,603
  Special cash deposit                                           --                    2,950
  Accounts receivable:
   Customers (including unbilled revenues)                   11,253                   15,347
   Affiliated companies                                         746                    1,560
   Other                                                      2,119                    9,398
   Allowance for uncollectible accounts                        (524)                    (513)
  Notes receivable from affiliate                            18,597                   24,572
  Net assets held for sale                                       --                   39,242
  Materials and supplies, prepayments and other                 283                    2,416
                                                    ---------------          ---------------
   Total current assets                                      33,426                   96,575
                                                    ---------------          ---------------


Property, plant and equipment:
  Original cost                                             104,297                   98,818
  Accumulated depreciation                                  (61,427)                 (55,877)
                                                    ---------------          ---------------
   Net property, plant and equipment                         42,870                   42,941
                                                    ---------------          ---------------


Other assets                                                  4,599                    3,120
                                                    ---------------          ---------------

  Total assets                                      $        80,895          $       142,636
                                                    ===============          ===============


See Notes to Financial Statements.

                            CONTEL OF THE WEST, INC.

                                 BALANCE SHEETS

                      LIABILITIES AND SHAREHOLDER'S EQUITY


                                                     December 31,              December 31,
                                                         1994                      1993
                                                    ---------------          ---------------
                                                             (Thousands of Dollars)
Current liabilities:
  Current maturities of long-term debt              $             8          $             6
  Accounts payable                                            2,780                    9,449
  Due to affiliated companies                                 1,190                    4,890
  Advance billings and customer deposits                        982                    1,314
  Accrued dividends                                          10,000                    7,100
  Accrued taxes                                              19,708                   16,590
  Accrued interest                                               21                      123
  Accrued payroll and vacations                               1,066                      952
  Deferred income taxes and investment tax
   credits associated with sale of assets                        --                    2,430
  Accrued restructuring costs and other                      21,073                   12,489
                                                    ---------------          ---------------
   Total current liabilities                                 56,828                   55,343
                                                    ---------------          ---------------
Long-term debt                                                   74                    8,078
                                                    ---------------          ---------------

Deferred credits:
  Deferred investment tax credits                               751                      350
  Restructuring costs and other                              13,044                   12,926
                                                    ---------------          ---------------
   Total deferred credits                                    13,795                   13,276
                                                    ---------------          ---------------

Shareholder's equity:
  Common stock (6,806 shares outstanding)                       681                      681
  Other capital                                               4,830                   27,358
  Reinvested earnings                                         4,687                   37,900
                                                    ---------------          ---------------
   Total shareholder's equity                                10,198                   65,939
                                                    ---------------          ---------------

  Total liabilities and shareholder's equity        $        80,895          $       142,636
                                                    ===============          ===============


See Notes to Financial Statements.

                            CONTEL OF THE WEST, INC.

                              STATEMENTS OF INCOME

                                                                    Years Ended
                                                                    December 31,
                                                     -----------------------------------------
                                                          1994                      1993
                                                     ---------------           ---------------
                                                               (Thousands of Dollars)
Operating revenues:
   Local network services                            $        17,934           $        21,775
   Network access services                                    46,250                    53,950
   Long distance services                                      8,662                    12,601
   Equipment sales and services and other                      2,811                     5,100
                                                     ---------------           ---------------

                                                              75,657                    93,426
                                                     ---------------           ---------------
Operating expenses:
   Cost of sales and services                                 22,899                    30,107
   Depreciation and amortization                              14,030                    19,596
   Selling, general and administrative                        11,114                    19,945
   Restructuring costs                                            --                     4,420
                                                     ---------------           ---------------

                                                              48,043                    74,068
                                                     ---------------           ---------------

   Net operating income                                       27,614                    19,358

Other (income) deductions:
   Interest expense - net                                        392                     2,685
   Gain on disposition of assets                             (41,767)                  (17,536)
                                                     ---------------           ---------------

   Income before income taxes                                 68,989                    34,209

Income taxes                                                  26,902                    11,167
                                                     ---------------           ---------------

   Net income                                        $        42,087           $        23,042
                                                     ===============           ===============



                       STATEMENTS OF SHAREHOLDER'S EQUITY

                                                       COMMON          OTHER        REINVESTED
                                                       STOCK          CAPITAL        EARNINGS
                                                     ---------       ---------      ----------
                                                               (Thousands of Dollars)
Balance, December 31, 1992                           $     681       $  27,358       $  46,258

Add -
  Net income                                                                            23,042
Deduct -
  Cash dividends declared on common stock                                               31,400
                                                     ---------       ---------       ---------

Balance, December 31, 1993                                 681          27,358          37,900

Add -
  Net income                                                                            42,087
Deduct -
  Cash dividends declared on common stock                                               75,300
  Return of capital                                                     22,528
                                                     ---------       ---------       ---------

Balance, December 31, 1994                           $     681       $   4,830       $   4,687
                                                     =========       =========       =========

See Notes to Financial Statements.

                            CONTEL OF THE WEST, INC.

                            STATEMENTS OF CASH FLOWS


                                                                          Years Ended
                                                                         December 31,
                                                          -----------------------------------------
                                                                1994                      1993
                                                          ---------------           ---------------
                                                                    (Thousands of Dollars)
Cash flows from operating activities:
   Net income                                             $        42,087           $        23,042
   Adjustments to reconcile net income to
   net cash from operating activities:
       Depreciation and amortization                               14,030                    19,596
       Restructuring costs                                             --                     4,420
       Deferred income taxes and investment tax credits            (6,785)                  (14,825)
       Provision for uncollectible accounts                         1,258                        43
       Gain on disposition of assets, net of tax                  (25,102)                  (12,722)
       Changes in current assets and current liabilities           22,497                    (1,720)
       Other - net                                                  9,715                     5,530
                                                          ---------------           ---------------
       Net cash from operating activities                          57,700                    23,364
                                                          ---------------           ---------------

Cash flows from investing activities:
   Capital expenditures                                           (45,900)                  (11,044)
   Proceeds from the sale of assets                                90,439                    77,550
   Other - net                                                         41                      (720)
                                                          ---------------           ---------------
       Net cash from investing activities                          44,580                    65,786
                                                          ---------------           ---------------

Cash flows used in financing activities:
   Long-term debt retired                                          (8,003)                  (26,140)
   Dividends paid to shareholder                                  (72,400)                  (26,300)
   Return of capital                                              (22,528)                       --
   Decrease in notes payable to affiliates                             --                   (36,717)
                                                          ---------------           ---------------
       Cash used in financing activities                         (102,931)                  (89,157)
                                                          ---------------           ---------------

Decrease in cash                                                     (651)                       (7)

Cash:
       Beginning of year                                            1,603                     1,610
                                                          ---------------           ---------------

       End of year                                        $           952           $         1,603
                                                          ===============           ===============

See Notes to Financial Statements.

                            CONTEL OF THE WEST, INC

                         NOTES TO FINANCIAL STATEMENTS


1.  SUMMARY OF ACCOUNTING POLICIES

Contel of the West, Inc., d/b/a GTE West (the Company), is a wholly-owned subsidiary of Contel Corporation (the Parent Company). The Parent Company is a wholly-owned subsidiary of GTE Corporation (GTE).

TRANSACTIONS WITH AFFILIATES - PURCHASES

Certain affiliated companies supply construction and maintenance materials, supplies and equipment to the Company. These purchases amounted to approximately $1.7 million and $2.1 million for the years 1994 and 1993, respectively. Such purchases are recorded in the accounts of the Company at cost, including a normal return realized by the affiliates.

The Company is also billed for data processing services and equipment rentals, and receives management, consulting, research and development and pension management services from other affiliated companies. These charges amounted to $3.6 million and $4.0 million for the years 1994 and 1993, respectively. The amounts charged for these affiliated transactions are based on a proportional cost allocation method.

TELEPHONE PLANT

Maintenance and repairs are charged to income as incurred. Additions to, replacements and renewals of property are charged to telephone plant accounts. Property retirements are charged in total to the accumulated depreciation account. No adjustment to depreciation is made at the time properties are retired or otherwise disposed of, except in the case of significant sales of property where profit or loss is recognized.

The Company provides for depreciation on telephone plant on a straight-line basis over asset lives approved by regulators. Depreciation is based upon rates prescribed by the Federal Communications Commission (FCC) and the state regulatory commissions. The provisions for depreciation and amortization were equivalent to composite annual rates of 9.6% and 8.2% for the years 1994 and 1993, respectively.

REGULATORY ACCOUNTING

The Company follows the accounting prescribed by the Uniform System of Accounts of the FCC and the regulatory commissions in each of the Company's operating jurisdictions and Statement of Financial Accounting Standards (SFAS) No. 71, "Accounting for the Effects of Certain Types of Regulation". This accounting recognizes the economic effects of rate regulation by recording costs and a return on investment as such amounts are recovered through rates authorized by regulatory authorities. Accordingly, SFAS No. 71 requires companies to depreciate plant and equipment over lives approved by regulators. It also requires deferral of certain costs and obligations based upon approvals received from regulators to permit recovery of such amounts in future years. The Company annually reviews the continued applicability of SFAS No. 71 based on the current regulatory and competitive environment.

REVENUE RECOGNITION

Revenues are recognized when earned. This is generally based on usage of the Company's local exchange networks or facilities. For other products and services, revenue is recognized when products are delivered or services are rendered to customers.

MATERIALS AND SUPPLIES

Materials and supplies are stated at the lower of cost (average cost) or market value.

EMPLOYEE BENEFIT PLANS

Effective January 1, 1993, the Company adopted SFAS No. 106, "Employers' Accounting for Postretirement Benefits Other than Pensions." The new standard requires that the expected costs of postretirement benefits be charged to expense during the years that the employees render service. The Company elected to adopt this new accounting standard on the delayed recognition method and commencing January 1, 1993, began amortizing the estimated unrecorded accumulated postretirement benefit obligation over twenty years.

The Company also adopted SFAS No. 112, "Employers' Accounting for Postemployment Benefits" effective January 1, 1993. SFAS No. 112 requires employers to accrue the future cost of benefits provided to former or inactive employees and their dependents after employment but before retirement. Previously, the cost of these benefits was charged to expense as paid. The impact of this change in accounting on the Company's results of operations was immaterial.

INCOME TAXES

Income tax expense is based on reported earnings before income taxes. Deferred income taxes are established for all temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and for tax purposes.

Investment tax credits were repealed by the Tax Reform Act of 1986 (the Act). Those credits claimed prior to the Act were deferred and are being amortized over the lives of the properties giving rise to the credits.

FINANCIAL INSTRUMENTS

The fair values of financial instruments closely approximate their carrying values.

COMPUTER SOFTWARE

The cost of computer software for internal use, except initial operating system software, is charged to expense as incurred. Initial operating system software is capitalized and amortized over the life of the related hardware.

PRIOR YEAR'S FINANCIAL STATEMENTS

Reclassifications of prior year data have been made in the financial statements to conform to the 1994 presentation.

2. PROPERTY REPOSITIONING

On May 18, 1993, GTE and the Company entered into a purchase agreement whereby the Company would sell all its local exchange properties in Arizona to Citizens Utilities Company. The net assets held for sale as of December 31, 1993 of $39 million represent property, plant and equipment. Deferred income taxes and unamoritized investment tax credits were reclassified to current liabilities pending execution of the definitive agreement with Citizens Utilities Company. On November 30, 1994, the definitive agreement was executed and the Company sold a portion of its telephone plant in service, materials and supplies, and customers (representing 26,519 access lines) in the state of Arizona to Citizens Utilities Company. This transaction was accounted for as a sale. The proceeds exceeded the book value and therefore, a pretax gain was recognized on the transaction.

On December 31, 1993, the Company sold a portion of its telephone plant in service, materials and supplies, and customers (representing 17,000 access lines) in the state of Utah to Citizens Utilities Company. This transaction was accounted for as a sale. The net sales proceeds exceeded the book value and therefore, a pretax gain was recognized on the transaction.

On February 23, 1993, the Idaho properties of the Company were sold to GTE Northwest Incorporated for their book value of $25 million.


3. RESTRUCTURING COSTS

Results for 1993 include a one-time pretax restructuring charge of $4.4 million related to the Company's re-engineering plan over the next three years. The re-engineering plan will redesign and streamline processes to improve customer-responsiveness and product quality, reduce the time necessary to introduce new products and services and further reduce costs. The re-engineering plan includes $1.8 million to upgrade or replace existing customer service and administrative systems and enhance network software, $2.1 million for employee separation benefits associated with workforce reductions and $0.5 million primarily for the consolidation of facilities and operations and other related costs.

Implementation of the re-engineering plan began during 1994 and is expected to be completed by the end of 1996. During 1994, expenditures of $0.8 million were made in connection with the implementation of the re-engineering plan. These expenditures were primarily associated with the consolidation of customer contact, network operations and operator service centers, separation benefits from employee reductions and incremental expenditures to redesign and streamline processes. The level of re-engineering activities and related expenditures are expected to accelerate in 1995.

4.  COMMON STOCK

The authorized common stock of the Company consists of 200,000 shares with a par value of $100 per share. All outstanding shares of common stock are held by the Parent Company.

There were no shares of common stock held by or for the account of the Company and no shares were reserved for officers and employees, or for options, warrants, conversions or other rights.

5.  DEBT

Long-term debt outstanding, exclusive of current maturities, is as follows:

                                                                     December 31
                                                         ------------------------------------
                                                              1994                  1993
                                                         ---------------      ---------------
                                                                (Thousands of Dollars)
    FIRST MORTGAGE BONDS
       9.53% Series CC, due 2014                         $            --      $         8,000

    CAPITALIZED LEASES                                                74                   78
                                                         ---------------      ---------------

       Total long-term debt                              $            74      $         8,078
                                                         ===============      ===============

In November 1994, the Company called $8 million of first mortage bonds with proceeds from the sale of assets in Arizona.

In December 1993, the Company called $24.4 million of first mortgage bonds with proceeds from the sale of assets in Utah. These bonds had coupons ranging from 2.0% to 11.361%.

Installment requirements for the five-year period from January 1, 1995 are summarized below (in thousands of dollars):

                    1995                         $         8
                    1996                                  10
                    1997                                  11
                    1998                                  13
                    1999                                  16


A $2.8 billion line of credit is available to the Company through shared lines with GTE and other affiliates.

6.  INCOME TAXES

The provision for income taxes is as follows:

                                                              1994                  1993
                                                         ---------------      ---------------
                                                                 (Thousands of Dollars)
Current
    Federal                                              $        26,059      $        22,052
    State and local                                                7,628                3,940
                                                         ---------------      ---------------
       Total                                                      33,687               25,992

Deferred
    Federal                                                       (5,365)             (11,052)
    State and local                                                 (189)              (1,729)
                                                         ---------------      ---------------
       Total                                                      (5,554)             (12,781)

Amortization of deferred investment
    tax credits                                                   (1,231)              (2,044)
                                                         ---------------      ---------------

    Total                                                $        26,902      $        11,167
                                                         ===============      ===============

A reconciliation between taxes computed by applying the statutory Federal income tax rate to pretax income and income taxes provided in the Statements of Income is as follows:

                                                                 1994                 1993
                                                           ---------------      --------------
STATUTORY FEDERAL INCOME TAX RATE                                     35.0%               35.0%
    State and local income taxes, net of
       Federal income tax benefits                                     7.0                 4.2
    Amortization of deferred investment tax credits                   (1.8)               (6.0)
    Depreciation of telephone plant construction
       costs previously deducted for tax purposes -                    0.2                 1.8
       net
    Rate differentials applied to reversing
       temporary differences                                          (0.1)               (0.3)
    Other                                                             (1.3)               (2.1)
                                                           ---------------      --------------

EFFECTIVE INCOME TAX RATE                                             39.0%               32.6%
                                                           ===============      ==============

As a result of implementing SFAS No. 109, the Company recorded additional deferred income tax liabilities primarily related to temporary differences which had not previously been recognized in accordance with established rate-making practices. Since the manner in which income taxes are treated for rate-making has not changed, pursuant to SFAS No. 71, a corresponding regulatory asset was also established. In addition, deferred income taxes were adjusted and a regulatory liability established to give effect to the current statutory Federal income tax rate and for unamortized investment tax credits. The net unamortized regulatory liability balances at December 31, 1994 and 1993 amounted to $1.2 million and $2.2 million, respectively, and are reflected as other deferred credits in the accompanying Balance Sheets. This amount is being amortized over the lives of the related depreciable assets concurrent with recovery in rates and in conformance with the provisions of the Internal Revenue Code. The assets and liabilities established in accordance with SFAS No. 71 have been increased for the tax effect of future revenue requirements.

The tax effects of all temporary differences that give rise to the deferred tax liability and deferred tax asset at December 31 are as follows:

                                                              1994                  1993
                                                         ---------------      ---------------
                                                                (Thousands of Dollars)
    Depreciation and amortization                        $         2,196       $        5,590
    Employee benefit obligations                                  (4,532)              (3,286)
    Restructuring costs                                           (1,404)              (1,735)
    Other - net                                                     (218)                (152)
                                                         ---------------      ---------------
       Total                                             $        (3,958)     $           417
                                                         ===============      ===============

7.  EMPLOYEE BENEFIT PLANS

RETIREMENT PLANS

The Company has trusteed, noncontributory, defined benefit pension plans covering substantially all employees. The benefits to be paid under these plans are generally based on years of credited service and average final earnings. The Company's funding policy, subject to the minimum funding requirements of U. S. employee benefit and tax laws, is to contribute such amounts as are determined on an actuarial basis to provide the plans with assets sufficient to meet the benefit obligations of the plans. The assets of the plans consist primarily of corporate equities, government securities and corporate debt securities.

The components of the net pension credit for 1994-1993 were as follows (in thousands of dollars):

                                                              1994                  1993
                                                         ---------------      ---------------
    Benefits earned during the year                      $           177      $           400
    Interest cost on projected benefit obligations                   500                1,090
    Return on plan assets:
       Actual                                                         23               (3,133)
       Deferred                                                     (868)               1,432
    Other - net                                                     (403)                (366)
                                                         ---------------      ---------------
       Net pension credit                                $          (571)     $          (577)
                                                         ===============      ===============

The expected long-term rate of return on plan assets was 8.50% for 1994 and 8.25% for 1993.

The funded status of the plans and the prepaid pension costs at December 31, 1994 and 1993 were as follows (in thousands of dollars):

                                                              1994                  1993
                                                         ---------------      ---------------
    Plan assets at fair value                            $        10,003      $        21,789
    Projected benefit obligations                                 (6,213)             (13,852)
                                                         ---------------      ---------------
    Excess of assets over projected benefit
        obligations                                                3,790                7,937
    Unrecognized net transition asset                               (507)              (1,141)
    Unrecognized net gain                                         (2,728)              (6,138)
                                                         ---------------      ---------------
       Prepaid pension costs                             $           555      $           658
                                                         ===============      ===============

The projected benefit obligations at December 31, 1994 and 1993 include accumulated benefit obligations of $5.2 million and $11.4 million and vested benefit obligations of $4.8 million and $10.5 million, respectively.

Assumptions used to develop the projected benefit obligations at December 31, 1994 and 1993 were as follows:

                                                                 1994                  1993
                                                            ---------------      ---------------
    Discount rate                                                     8.25%                7.50%
    Rate of compensation increase                                     5.50%                5.25%

POSTRETIREMENT BENEFITS OTHER THAN PENSIONS

As described in Note 1, effective January 1, 1993, the Company adopted SFAS No 106, "Employers' Accounting for Postretirement Benefits Other Than Pensions."

Substantially all of the Company's employees are covered under postretirement health care and life insurance benefit plans. The health care benefits paid under the plans are generally based on comprehensive hospital, medical and surgical benefit provisions, while the life insurance benefits are currently based on annual earnings at the time of retirement. The Company funds amounts for postretirement benefits as deemed appropriate from time to time.

The postretirement benefit cost for 1994 and 1993 includes the following components (in thousands of dollars):

                                                              1994                 1993
                                                         ---------------      ---------------
    Benefits earned during the year                      $           112      $           266
    Interest cost on accumulated postretirement
       benefit obligations                                         1,126                1,284
    Amortization of transition obligation                            334                  723
                                                         ---------------      ---------------

    Postretirement benefit cost                          $         1,572      $         2,273
                                                         ===============      ===============

The following table sets forth the plans' funded status and the accrued obligations as of December 31, 1994 and 1993 (in thousands of dollars):

                                                              1994                 1993
                                                         ---------------      ---------------
Accumulated postretirement benefit
    obligations attributable to:
       Retirees                                          $        12,545      $        12,425
       Fully eligible active plan participants                       201                  536
       Other active plan participants                              1,144                2,900
                                                         ---------------      ---------------
Total accumulated postretirement benefit obligations              13,890               15,861
Fair value of plan assets                                             --                   13
                                                         ---------------      ---------------
Excess of accumulated obligations
    over plan assets                                              13,890               15,848
Unrecognized transition obligation                                (6,021)              (9,751)
Unrecognized net gain (loss)                                      (5,457)                (566)
                                                         ---------------      ---------------

Accrued postretirement benefit obligations               $         2,412      $         5,531
                                                         ===============      ===============

The assumed discount rate used to measure the accumulated postretirement benefit obligations were 8.25% at December 31, 1994 and 7.5% at December 31, 1993. The assumed health care cost trend rates in 1994 and 1993 were 12.0% and 13.0% for pre-65 participants and 9.0% and 9.5% for post-65 retirees, each rate declining on a graduated basis to an ultimate rate in the year 2004 of 6.0%. A one percentage point increase in the assumed health care cost trend rate for each future year would have increased 1994 costs by $86,000 and the accumulated postretirement benefit obligations at December 31, 1994 by $1.1 million.

During 1993, the Company made certain changes to its postretirement health care and life insurance benefits for non-union employees retiring on or after January 1, 1995. These changes include, among others, newly established limits to the Company's annual contribution to postretirement medical costs and a revised cost sharing schedule based on a retiree's years of service. The net effect of these changes reduced the accumulated postretirement benefit obligations at December 31, 1993 by $1.9 million.

SAVINGS PLANS

The Company sponsors employee savings plans under section 401(k) of the Internal Revenue Code. The plans cover substantially all full-time employees. Under the plans, the Company provides matching contributions in GTE common stock based on qualified employee contributions. Matching contributions charged to income were $46,000 and $109,000 in 1994 and 1993, respectively.

8.  LEASE COMMITMENTS

The Company has noncancelable lease contracts covering certain land and buildings, office space and equipment. The lease contracts contain varying renewal options for terms up to 18 years. Rental expense was $250,000 and $810,000 in 1994 and 1993, respectively. Minimum rental commitments under noncancelable leases through 1999 do not exceed $44,000 annually.

9.  PROPERTY, PLANT AND EQUIPMENT

Telephone plant, including amounts for leases which have been capitalized, consists of the following:

                                                              1994                  1993
                                                         ---------------      ---------------
                                                                (Thousands of Dollars)
    Land and buildings                                   $         6,590      $         6,341
    Plant in service                                              97,067               92,003
    Plant under construction and other                               640                  474
                                                         ---------------      ---------------
       Total telephone plant                                     104,297               98,818

    Accumulated depreciation                                     (61,427)             (55,877)
                                                         ---------------      ---------------
       Net telephone plant                               $        42,870      $        42,941
                                                         ===============      ===============

10.  REGULATORY MATTERS

The Company is subject to regulation by the FCC for interstate business operations. The state regulatory commission governing the state of New Mexico regulates the Company's intrastate operations. Prior to the sale of properties described in Note 2, the state regulatory commissions of Idaho, Arizona and Utah also regulated the Company's intrastate operations.

INTERSTATE SERVICES

For the provision of interstate services, the Company operates under the terms of the FCC's price cap incentive plan. The "price cap" mechanism serves to limit the rates a carrier may charge, rather than just regulating the rate of return which may be achieved. Under this approach, the maximum price that the Local Exchange Carrier (LEC) may charge is increased or decreased each year by a price index based upon inflation less a predetermined productivity target. LECs may within certain ranges price individual services above or below the overall cap.

As a safeguard under its new price cap regulatory plan, the FCC has also adopted a productivity sharing feature. Because of this feature, under the minimum productivity-gain option, the Company must share equally with its ratepayers any realized interstate returns above 12.25% up to 16.25%, and all returns higher than 16.25%, by temporarily lowering prospective prices.

INTRASTATE SERVICES

The Company provides long distance services within designated geographic areas called Local Access and Transport Areas (LATAs) in conformity with state commission orders, or as a provider of long distance services directly to the customers in its exchanges.

SIGNIFICANT CUSTOMER

Revenues received from AT&T include amounts for access, billing and collection and interexchange leased facilities during the years 1994 and 1993 under various arrangements and amounted to $12.5 million and $17.4 million, respectively.

11.  SUPPLEMENTAL CASH FLOW DISCLOSURES

Set forth below is information with respect to changes in current assets and current liabilities, and cash paid for interest and income taxes:

                                                              1994                  1993
                                                         ---------------      ---------------
                                                                (Thousands of Dollars)
(INCREASE) DECREASE IN CURRENT ASSETS:
    Special cash deposit                                 $         2,950      $        20,004
    Accounts receivable - net                                     10,941              (23,284)
    Notes receivable from affiliate                                5,975              (24,572)
    Materials and supplies, prepayments and other                   (162)               1,372

INCREASE (DECREASE) IN CURRENT LIABILITIES:
    Accounts payable                                              (6,097)              12,469
    Due to affiliated companies                                   (4,255)              (1,696)
    Advanced billings and customer deposits                          (80)                 155
    Accrued liabilities                                            3,153                7,930
    Other                                                         10,072                5,902
                                                         ---------------      ---------------
       Total                                             $        22,497      $        (1,720)
                                                         ===============      ===============


CASH PAID DURING THE YEAR FOR:
    Interest                                             $           893      $         3,635
    Income taxes                                                  28,802               17,518

                            CONTEL OF THE WEST, INC.

                      CONDENSED BALANCE SHEET (UNAUDITED)

                                     ASSETS


                                                                         September 30,
                                                                              1995
                                                                     ----------------------
                                                                     (Thousands of Dollars)
Current assets:
  Cash                                                                  $           167
  Receivables, less allowance of $540                                            15,939
  Deferred income tax benefits                                                    7,716
  Prepayments and other                                                          16,180
                                                                        ---------------
   Total current assets                                                          40,002
                                                                        ---------------

Property, plant and equipment:
  Original cost                                                                 106,016
  Accumulated depreciation                                                      (66,061)
                                                                        ---------------
   Net property, plant and equipment                                             39,955
                                                                        ---------------


Other assets                                                                        717
                                                                        ---------------

  Total assets                                                          $        80,674
                                                                        ===============


See Notes to Condensed Financial Statements.

                            CONTEL OF THE WEST, INC.

                      CONDENSED BALANCE SHEET (UNAUDITED)

                      LIABILITIES AND SHAREHOLDER'S EQUITY


                                                                         September 30,
                                                                              1995
                                                                        ---------------
                                                                     (Thousands of Dollars)
Current liabilities:
  Notes payable to affiliates                                           $        20,521
  Current maturities of long-term debt                                                9
  Accounts payable                                                                6,486
  Accrued payroll and vacations                                                     225
  Accrued restructuring costs and other                                          28,508
                                                                        ---------------
   Total current liabilities                                                     55,749
                                                                        ---------------

Long-term debt                                                                       69
                                                                        ---------------

Deferred credits:
  Deferred income taxes                                                           2,930
  Restructuring costs and other                                                  14,094
                                                                        ---------------
   Total deferred credits                                                        17,024
                                                                        ---------------

Shareholder's equity:
  Common stock                                                                      681
  Other capital                                                                   4,830
  Reinvested earnings                                                             2,321
                                                                        ---------------
   Total shareholder's equity                                                     7,832
                                                                        ---------------

  Total liabilities and shareholder's equity                            $        80,674
                                                                        ===============


See Notes to Condensed Financial Statements.

                            CONTEL OF THE WEST, INC.

                   CONDENSED STATEMENTS OF INCOME (UNAUDITED)


                                                                 Nine Months Ended
                                                                   September 30,
                                                     -----------------------------------------
                                                          1995                      1994
                                                     ---------------           ---------------
                                                              (Thousands of Dollars)
Operating revenues:
   Local network services                            $         7,779           $        13,906
   Network access services                                    18,034                    33,987
   Long distance services                                      5,958                     6,759
   Equipment sales and services and other                        825                     2,617
                                                     ---------------           ---------------

                                                              32,596                    57,269
                                                     ---------------           ---------------
Operating expenses:
   Cost of sales and services                                  8,717                    17,933
   Depreciation and amortization                               5,060                    10,826
   Selling, general and administrative                         6,530                     3,618
                                                     ---------------           ---------------

                                                              20,307                    32,377
                                                     ---------------           ---------------

   Net operating income                                       12,289                    24,892

Interest expense - net                                           770                       436
                                                     ---------------           ---------------
   Income before income taxes                                 11,519                    24,456

Income taxes                                                   3,885                     8,262
                                                     ---------------           ---------------

   Net income                                        $         7,634           $       16,194
                                                     ===============           ===============


Per share data is omitted since the Company's common stock is 100% owned by Contel Corporation (a wholly-owned subsidiary of GTE Corporation, GTE).

See Notes to Condensed Financial Statements.

                            CONTEL OF THE WEST, INC.

                 CONDENSED STATEMENTS OF CASH FLOWS (UNAUDITED)


                                                                       Nine Months Ended
                                                                         September 30,
                                                          -----------------------------------------
                                                                1995                      1994
                                                          ---------------           ---------------
                                                                    (Thousands of Dollars)
Cash flows from operating activities:
   Net income                                             $         7,634           $        16,194
   Adjustments to reconcile net income to
   net cash from operating activities:
       Depreciation and amortization                                5,060                    10,826
       Deferred income taxes                                       (1,697)                   (4,475)
       Provision for uncollectible accounts                         1,048                       505
       Changes in current assets and current liabilities           (9,504)                   11,583
       Other - net                                                 (1,855)                    2,897
                                                          ---------------           ---------------
       Net cash from operating activities                             686                    37,530
                                                          ---------------           ---------------

Cash flows used in investing activities:
   Capital expenditures                                            (1,988)                   (7,529)
                                                          ---------------           ---------------
       Cash used in investing activities                           (1,988)                   (7,529)
                                                          ---------------           ---------------

Cash flows from financing activities:
   Increase in notes payable to affiliates                         20,521                        --
   Long-term debt retired                                              (4)                       (4)
   Dividends paid to shareholder                                  (20,000)                   (8,600)
   Return of capital                                                   --                   (22,528)
                                                          ---------------           ---------------
       Net cash from (used in) financing activities                   517                   (31,132)
                                                          ---------------           ---------------

Decrease in cash                                                     (785)                   (1,131)

Cash:
       Beginning of period                                            952                     1,603
                                                          ---------------           ---------------

       End of period                                      $           167           $           472
                                                          ===============           ===============

See Notes to Condensed Financial Statements.

                            CONTEL OF THE WEST, INC.

              NOTES TO CONDENSED FINANCIAL STATEMENTS (UNAUDITED)


1. The unaudited condensed financial statements included herein have been prepared by the Company, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. However, in the opinion of management of the Company, the condensed financial statements include all adjustments, which consist only of normal recurring accruals, necessary to present fairly the financial information for such periods. These condensed financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's 1994 Financial Statements included in this Form 8-K filing.

2. All federal and state regulatory approvals have been obtained for the merger of the Company into GTE Southwest Incorporated which is currently anticipated to be effective on December 31, 1995. The merger of the Company into GTE Southwest Incorporated will simplify the corporate structure and will provide greater efficiency of operations through consolidation of record
keeping and control of expenses.   The new Company will have enhanced market
presence both in the providing of competitive telecommunications services and the procurement of capital. On April 13, 1995, in the first phase of the New Mexico rate proceeding, which will ultimately merge the rates and tariffs of the Company and GTE Southwest Incorporated, the New Mexico Service Corporation Commission ordered an $8.3 million annual reduction in the combined revenues of the Company and GTE Southwest Incorporated. The Company and GTE Southwest Incorporated expect a final rate design order from the commission in the first quarter of 1996, with the rate impact to be retroactive to April 1995.

3. Reclassifications of prior year data have been made in the condensed financial statements where appropriate to conform to the 1995 presentation.

               GTE SOUTHWEST INCORPORATED AND CONTEL SUBSIDIARIES

        UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS


The following Unaudited Pro Forma Condensed Consolidating Balance Sheet as of September 30, 1995, gives effect to the proposed Merger as if it had occurred as of the balance sheet date. The following Unaudited Pro Forma Condensed Consolidating Statements of Income for the nine month periods ended September 30, 1995 and 1994 and for the years ended December 31, 1994-1992 give effect to the proposed Merger as if it had occurred at the beginning of each of the respective periods presented. The pro forma condensed consolidating financial statements give effect to the Merger as a "pooling of interests" for accounting purposes and should be read in conjunction with the historical financial statements and the related notes thereto contained in the GTE Southwest Incorporated Annual Report on Form 10-K for the year ended December 31, 1994 and subsequent filings with the SEC. All material intercompany transactions have been eliminated in the pro forma statements.

The pro forma data are presented for informational purposes only and are not necessarily indicative of the operating results or financial position that would have occurred had the Merger been consummated at the dates indicated, nor are they necessarily indicative of future operating results or financial position. Organizational and other costs to be incurred in connection with the Merger are not expected to be material.

Regulatory Accounting

On November 9, 1995, GTE Southwest Incorporated (the Company), Contel of Texas, Inc. (Contel Texas) and Contel of the West, Inc.(Contel West) (the Contel Subsidiaries) announced through their parent, GTE Corporation, that in response to recently enacted and pending legislation and the increasingly competitive environment in which the Company and the Contel Subsidiaries expect to operate, effective January 1, 1996, the Company and the Contel Subsidiaries are discontinuing the use of accounting practices appropriate to regulated enterprises. As a result of this decision, the Company and the Contel Subsidiaries will record a non-cash, extraordinary charge of approximately $549.4 million after taxes during the fourth quarter of 1995. This charge, which is based on the results of a comprehensive study of the economic lives of the Company's and the Contel Subsidiaries' telephone plant and equipment, will have no effect on their customers or their liquidity and capital resources.

The Company and the Contel Subsidiaries have traditionally followed the accounting for regulated enterprises prescribed by Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation" (FAS 71). In general, FAS 71 required the Company and the Contel Subsidiaries to depreciate their plant and equipment over regulator approved lives which may extend beyond the assets' actual economic lives. FAS 71 also required the deferral of certain costs based upon approvals received from regulators to recover such costs in the future. As a result of these requirements, the recorded net book value of certain assets and liabilities, primarily telephone plant and equipment, was higher than that which would otherwise have been recorded.

The charge will primarily represent an adjustment to the net book value of the fixed assets of the Company and the Contel Subsidiaries, through an increase in accumulated depreciation, and is not expected to have a significant effect on depreciation expense of existing plant and equipment or earnings over the next several years. The income statement effect of this change in accounting will be reflected in the statements of income as an extraordinary charge, net of tax, under the provisions of Statement of Financial Accounting Standards No. 101, "Regulated Enterprises-Accounting for the Discontinuation of Application of FASB Statement No. 71."

The accompanying pro forma statements of income for the nine months ended September 30, 1995 and for the year ended December 31, 1994 and the pro forma balance sheet as of September 30, 1995 are based on historical condensed financial statements, adjusted to give effect to the discontinuance of FAS 71 as though it had occurred at the beginning of each period presented. The pro forma financial information should be read in conjunction with the historical financial statements and related notes thereto. The pro forma financial information is not necessarily indicative of the results that would have been attained had the discontinuance of FAS 71 occurred in an earlier period.

In addition, Contel Texas plans to refinance, on a long-term basis, approximately $15.2 million of its long term debt. The positive impact of these redemptions is not expected to have a signigicant effect on earnings over the next several years.

      PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)
               PRO FORMA CONDENSED CONSOLIDATING BALANCE SHEET
                           As of September 30, 1995
                            (Thousands of Dollars)


                                           GTE            Contel         Contel
                                        Southwest          Texas          West       Eliminations        Sub-total
                                       ------------    ------------   ------------   ------------       ------------
Accounts receivable - net              $    213,079    $     24,715   $     15,939   $     (4,925)  (1) $    248,808
Other current assets                         89,120           3,564         24,063                           116,747
Property, plant and equipment             4,148,384         586,135        106,016                         4,840,535
Less: accumulated depreciation and
   amortization                          (1,668,288)       (299,893)       (66,061)                       (2,034,242)
Other assets                                 86,105             552            717                            87,374
                                       ------------    ------------   ------------   ------------       ------------

   Total assets                        $  2,868,400    $    315,073   $     80,674   $     (4,925)      $  3,259,222
                                       ============    ============   ============   ============       ============

Accounts payable                       $    114,108    $     13,270   $      6,486   $     (4,925)  (1) $    128,939
Other current liabilities                   402,149          44,561         49,263                           495,973
Long-term debt                              664,505          60,860             69                           725,434
Deferred income taxes                       365,174          34,704          2,930                           402,808
Restructuring costs and other               219,579          25,295         14,094                           258,968
Preferred stock subject to mandatory
   redemption                                10,190              --             --                            10,190
Shareholders' equity:
   Common shareholder's equity            1,085,095         136,383          7,832                         1,229,310
   Preferred stock                            7,600              --             --                             7,600
                                       ------------    ------------   ------------   ------------       ------------

   Total shareholders' equity             1,092,695         136,383          7,832                         1,236,910
                                       ------------    ------------   ------------   ------------       ------------

   Total liabilities and shareholders'
       equity                          $  2,868,400    $    315,073   $     80,674   $     (4,925)      $  3,259,222
                                       ============    ============   ============   ============       ============
                                         FAS 71            Surviving
                                       Adjustments        Corporation
                                       ------------       ------------
Accounts receivable - net                                 $    248,808
Other current assets                                           116,747
Property, plant and equipment                                4,840,535
Less: accumulated depreciation and
   amortization                        $   (866,457)  (4)   (2,900,699)
Other assets                                                    87,374
                                       ------------       ------------

   Total assets                        $   (866,457)      $  2,392,765
                                       ============       ============

Accounts payable                                          $    128,939
Other current liabilities                                      495,973
Long-term debt                         $        775   (6)      726,209
Deferred income taxes                      (301,627)  (7)      101,181
Restructuring costs and other               (16,167)  (5)      242,801
Preferred stock subject to mandatory
   redemption                                                   10,190
Shareholders' equity:
   Common shareholder's equity             (549,438)  (3)      679,872
   Preferred stock                                               7,600
                                       ------------       ------------

   Total shareholders' equity              (549,438)           687,472
                                       ------------       ------------

   Total liabilities and shareholders'
       equity                          $   (866,457)      $  2,392,765
                                       ============       ============


See Notes to Pro Forma Condensed Consolidating Financial Statements.

       PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)
             PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      Nine Months Ended September 30, 1995
                             (Thousands of Dollars)


                                    GTE          Contel         Contel          FAS 71          Surviving
                                 Southwest        Texas          West         Adjustments      Corporation
                               ------------   ------------   ------------    ------------      ------------
Operating revenues:
   Local network services      $    352,821   $     26,725   $      7,779                      $    387,325
   Network access services          348,464         57,338         18,034                           423,836
   Long distance services           127,337         29,027          5,958                           162,322
   Equipment sales and services
     and other                      125,778          3,375            825    $     23,810 (2)       153,788
                               ------------   ------------   ------------    ------------      ------------
                                    954,400        116,465         32,596          23,810         1,127,271
                               ------------   ------------   ------------    ------------      ------------

Operating expenses:
   Cost of sales and services       389,458         33,725          8,717                           431,900
   Depreciation and amortization    216,739         28,656          5,060                           250,455
   Selling, general and
       administrative               142,643         20,436          6,530          23,810 (2)       193,419
                               ------------   ------------   ------------    ------------      ------------
                                    748,840         82,817         20,307          23,810           875,774
                               ------------   ------------   ------------    ------------      ------------

   Net operating income             205,560         33,648         12,289              --           251,497

Other (income) deductions:
   Interest expense - net            40,689          6,141            770                            47,600
   Gain on disposition of           (21,763)            --             --                           (21,763)
   assets
   Other - net                       (4,501)            --             --                            (4,501)
                               ------------   ------------   ------------    ------------      ------------

   Income before income taxes       191,135         27,507         11,519              --           230,161

Income taxes                         64,180         12,021          3,885                            80,086
                               ------------   ------------   ------------    ------------      ------------

   Income before extraordinary
       charge                       126,955         15,486          7,634              --           150,075

Extraordinary charge                     --             --             --        (549,438)(3)      (549,438)
                               ------------   ------------   ------------    ------------      ------------

   Net income (loss)           $    126,955   $     15,486   $      7,634    $   (549,438)     $   (399,363)
                               ============   ============   ============    ============      ============


See Notes to Pro Forma Condensed Consolidating Financial Statements.

       PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)
             PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF INCOME
                      Nine Months Ended September 30, 1994
                             (Thousands of Dollars)


                                              GTE          Contel          Contel       Surviving
                                           Southwest        Texas           West       Corporation
                                         ------------   ------------    ------------   ------------
Operating revenues:
   Local network services                $    327,934   $     24,711    $     13,906   $    366,551
   Network access services                    338,795         66,666          33,987        439,448
   Long distance services                     148,217         34,786           6,759        189,762
   Equipment sales and services
     and other                                 93,943          3,873           2,617        100,433
                                         ------------   ------------    ------------   ------------
                                              908,889        130,036          57,269      1,096,194
                                         ------------   ------------    ------------   ------------

Operating expenses:
   Cost of sales and services                 415,901         42,480          17,933        476,314
   Depreciation and amortization              193,430         25,111          10,826        229,367
   Selling, general and administrative        129,422         25,781           3,618        158,821
                                         ------------   ------------    ------------   ------------
                                              738,753         93,372          32,377        864,502
                                         ------------   ------------    ------------   ------------

   Net operating income                       170,136         36,664          24,892        231,692

Other (income) deductions:
   Interest expense - net                      41,338          6,146             436         47,920
   Gain on disposition of assets               (9,297)            --              --         (9,297)
                                         ------------   ------------    ------------   ------------

   Income before income taxes                 138,095         30,518          24,456        193,069

Income taxes                                   46,984         10,309           8,262         65,555
                                         ------------   ------------    ------------   ------------

   Net income                            $     91,111   $     20,209    $     16,194   $    127,514
                                         ============   ============    ============   ============


See Notes to Pro Forma Condensed Consolidating Financial Statements.

       PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)
             PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF INCOME
                          Year Ended December 31, 1994
                             (Thousands of Dollars)


                                              GTE          Contel          Contel          FAS 71            Surviving
                                           Southwest        Texas           West         Adjustments        Corporation
                                         ------------   ------------    ------------     -----------        ------------
Operating revenues:
   Local network services                $    451,406   $     33,247    $     17,934                        $    502,587
   Network access services                    447,481         88,057          46,250                             581,788
   Long distance services                     198,227         37,967           8,662                             244,856
   Equipment sales and services
     and other                                113,506          2,570           2,811    $     34,377 (2)         153,264
                                         ------------   ------------    ------------    ------------        ------------
                                            1,210,620        161,841          75,657          34,377           1,482,495
                                         ------------   ------------    ------------    ------------        ------------

Operating expenses:
   Cost of sales and services                 538,876         59,641          22,899                             621,416
   Depreciation and amortization              272,294         34,692          14,030                             321,016
   Selling, general and administrative        182,804         32,292          11,114          34,377 (2)         260,587
                                         ------------   ------------    ------------    ------------        ------------
                                              993,974        126,625          48,043          34,377           1,203,019
                                         ------------   ------------    ------------    ------------        ------------

   Net operating income                       216,646         35,216          27,614              --             279,476

Other (income) deductions:
   Interest expense - net                      54,827          8,349             392                              63,568
   Gain on disposition of assets              (21,921)            --         (41,767)                            (63,688)
                                         ------------   ------------    ------------    ------------        ------------

   Income before income taxes                 183,740         26,867          68,989              --             279,596

Income taxes                                   60,354          7,812          26,902                              95,068
                                         ------------   ------------    ------------    ------------        ------------

   Income before extraordinary
     charge                                   123,386         19,055          42,087              --             184,528

Extraordinary charge                             --             --              --          (549,438) (3)       (549,438)
                                         ------------   ------------    ------------    ------------        ------------
   Net income (loss)                     $    123,386   $     19,055    $     42,087    $   (549,438)       $   (364,910)
                                         ============   ============    ============    ============        ============


See Notes to Pro Forma Condensed Consolidating Financial Statements.

       PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)
             PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF INCOME
                          Year Ended December 31, 1993
                             (Thousands of Dollars)


                                              GTE          Contel          Contel       Surviving
                                           Southwest        Texas           West       Corporation
                                         ------------   ------------    ------------   ------------
Operating revenues:
   Local network services                $    421,004   $     30,614    $     21,775   $    473,393
   Network access services                    438,046         84,933          53,950        576,929
   Long distance services                     189,954         55,042          12,601        257,597
   Equipment sales and services
     and other                                113,361          9,462           5,100        127,923
                                         ------------   ------------    ------------   ------------
                                            1,162,365        180,051          93,426      1,435,842
                                         ------------   ------------    ------------   ------------

Operating expenses:
   Cost of sales and services                 466,612         56,644          30,107        553,363
   Depreciation and amortization              254,457         35,820          19,596        309,873
   Selling, general and administrative        214,488         30,147          19,945        264,580
   Restructuring costs                        171,954         22,600           4,420        198,974
                                         ------------   ------------    ------------   ------------
                                            1,107,511        145,211          74,068      1,326,790
                                         ------------   ------------    ------------   ------------

   Net operating income                        54,854         34,840          19,358        109,052

Other (income) deductions:
   Interest expense - net                      72,082          7,955           2,685         82,722
   Gain on disposition of assets                   --             --         (17,536)       (17,536)
   Other - net                                  1,224             --              --          1,224
                                         ------------   ------------    ------------   ------------

   Income (loss) before income taxes          (18,452)        26,885          34,209         42,642

Income tax provision (benefit)                (30,661)         6,763          11,167        (12,731)
                                         ------------   ------------    ------------   ------------

   Income before extraordinary charge          12,209         20,122          23,042         55,373

Extraordinary charge                           31,250             --              --         31,250
                                         ------------   ------------    ------------   ------------

   Net income (loss)                     $    (19,041)  $     20,122    $     23,042   $     24,123
                                         ============   ============    ============   ============


See Notes to Pro Forma Condensed Consolidating Financial Statements.

       PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS (UNAUDITED)
             PRO FORMA CONDENSED CONSOLIDATING STATEMENT OF INCOME
                          Year Ended December 31, 1992
                             (Thousands of Dollars)


                                              GTE          Contel          Contel       Surviving
                                           Southwest        Texas           West       Corporation
                                         ------------   ------------    ------------   ------------
Operating revenues:
   Local network services                $    391,601   $     29,760    $     25,231   $    446,592
   Network access services                    482,636         83,144          60,453        626,233
   Long distance services                     204,708         50,539          12,371        267,618
   Equipment sales and services
     and other                                102,840          8,673           5,413        116,926
                                         ------------   ------------    ------------   ------------
                                            1,181,785        172,116         103,468      1,457,369
                                         ------------   ------------    ------------   ------------

Operating expenses:
   Cost of sales and services                 438,859         54,659          35,383        528,901
   Depreciation and amortization              250,799         34,210          22,803        307,812
   Selling, general and administrative        197,140         36,252          16,680        250,072
                                         ------------   ------------    ------------   ------------
                                              886,798        125,121          74,866      1,086,785
                                         ------------   ------------    ------------   ------------

   Net operating income                       294,987         46,995          28,602        370,584

Other deductions:
   Interest expense - net                      74,888          8,256           2,989         86,133
                                         ------------   ------------    ------------   ------------

   Income before income taxes                 220,099         38,739          25,613        284,451

Income taxes                                   72,720         12,071           8,901         93,692
                                         ------------   ------------    ------------   ------------

   Net income                            $    147,379   $     26,668    $     16,712   $    190,759
                                         ============   ============    ============   ============


See Notes to Pro Forma Condensed Consolidating Financial Statements.

               GTE SOUTHWEST INCORPORATED AND CONTEL SUBSIDIARIES
   NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATING FINANCIAL STATEMENTS



1.   Represents the elimination of intercompany receivables and payables.

2. Represents the reclassification of the provision for uncollectible accounts to selling, general and administrative expenses, consistent with non-regulated accounting practices.

3. Represents the after-tax effect of the adjustments described in notes 4 - 6 below.

4. Represents the write-down of property, plant and equipment, net due to an impairment of such assets resulting from depreciation lives set by regulators that are longer than the assets' economic lives.

5. Represents the write-off of net regulatory liabilities and the write-off of the original debt issuance costs associated with $15.2 million of long-term debt that is planned to be refinanced.

6. Represents the costs associated with the planned refinancing of $15.2 million of long-term debt.

7. Represents the tax effect of the adjustments described in notes 4 - 6 above.

8. Reclassifications of prior year data have been made in the condensed consolidating financial statements where appropriate to conform to the 1995 presentation.

                                  SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        GTE SOUTHWEST INCORPORATED
                                        --------------------------
                                                (Registrant)




Date:  December 1, 1995                   William M. Edwards, III
       ----------------                   -----------------------
                                          William M. Edwards, III

                                                  Controller
                                         (Chief Accounting Officer)

                               INDEX TO EXHIBITS



Exhibit
  No.               Description
-------             -----------
  2.1               Agreement of Merger, dated February 28, 1995, between GTE Southwest
                    Incorporated, Contel of Texas, Inc. and Contel of the West, Inc.
  3.1               Amendment to Restated Certificate of Incorporation and Amended By-Laws
 23.1               Consent of Arthur Andersen LLP